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                                   EXHIBIT 11

              Statement Regarding Computation of Per Share Earnings

               Three and Nine Months Ended March 31, 2002 and 2001

                (Dollars in thousands, except per share amounts)

                                                       Three months ended             Nine months ended
                                                           March 31,                       March 31,
                                                       ------------------             -------------------
                                                       2002         2001              2002           2001
                                                       ----         ----              ----           ----

Net income ...................................     $     3,604   $     3,039      $    10,728     $     9,248
                                                   ===========   ===========      ===========     ===========

Number of shares outstanding:
Weighted average shares issued ...............      11,900,000    11,900,000       11,900,000      11,900,000
Less: Weighted average shares held in treasury       4,450,067     3,956,429        4,339,762       3,819,752
Less: Average shares held by the ESOP ........         952,000       952,000          952,000         952,000
Plus: ESOP shares released or committed to be
      released during the fiscal year ........         675,393       565,766          647,298         539,622
                                                    ----------    ----------       ----------      ----------
Average basic shares .........................       7,173,326     7,557,337        7,255,536       7,667,870
Plus: Average common stock equivalents .......         529,671       539,156          534,845         469,570
                                                    ----------    ----------       ----------      ----------
Average diluted shares .......................       7,702,997     8,096,493        7,790,381       8,137,440
                                                    ==========    ==========       ==========      ==========

Earnings per common share:
        Basic ................................     $      0.50   $      0.40      $      1.48     $      1.21
                                                   ===========   ===========      ===========     ===========
        Diluted ..............................     $      0.47   $      0.38      $      1.38     $      1.14
                                                   ===========   ===========      ===========     ===========

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